                                                                    EXHIBIT 11.3

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED MARCH 31, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                                                FULLY
                                               PRIMARY         DILUTED
                                               -------         -------
Earnings:
 Earnings applicable to common
  stockholders..........................       $28,064         $28,064
                                               =======         =======
Shares:
 Weighted average of shares outstanding.        38,448          38,448
 Add common shares issued on assumed
  exercise of options and warrants......         7,041           7,041
 Less common shares assumed repurchased.        (6,483)         (6,483)
                                               -------         -------
                                                39,006          39,006
                                               =======         =======

Earnings per common share:
 Primary................................          $.72
                                               =======
 Fully diluted..........................                          $.72
                                                               =======